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                                  EXHIBIT 21
                          SUBSIDIARIES OF REGISTRANT



Lamar Bank, a Mississippi State Bank, owned 100% by Lamar Capital Corporation

Southern Financial Services, Inc. (a Mississippi corporation) owned 100% by Lamar Bank

The Mortgage Shop, Inc. (a Mississippi corporation) owned 100% by Lamar Capital Corporation

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